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                                                                    EXHIBIT 10.2


                              DELTEK SYSTEMS, INC.
                  EMPLOYEE TIME ACCELERATED STOCK OPTION PLAN

1.  Name and Purpose

         (a) This plan shall be known as the Deltek Systems, Inc. Employee Time Accelerated Stock Option Plan (the "Plan").

         (b) The purpose of the Plan is to promote the growth of Deltek Systems, Inc. (the "Company") by attracting, retaining and motivating its key employees and encouraging them to own stock.

2.  Administration

         (a) The Plan shall be administered by the Company's Board of Directors (the "Board"). The Board shall have the power, subject to the express provisions of the Plan:

              (1) To determine the recipients of stock options under the Plan, the time of grant of the options, the number of shares covered by the grant and the option price.

              (2) To prescribe the terms and provisions of each Option Agreement and each Notice of Exercise.

              (3) To construe and interpret the Plan; to establish, amend, and revoke rules and regulations for the Plan's
              Administration; and to make all other determinations necessary or advisable for the administration of the Plan.

         (b) No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or to any option.

         (c) The Board may grant options from time to time pursuant to the Plan. Options granted pursuant to the Plan shall be evidenced by agreements ("Stock Option Agreement") specifying the number of shares covered thereby (sometimes hereinafter referred to as the "Option Shares"), in such form as the Board shall from time to time establish, which Stock Option Agreement may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions of the Plan.

3.  Participation

         Officers and other key employees of the Company shall be eligible to receive stock options under the Plan. The Board

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         shall designate the recipients of the stock options.

4.  Shares Subject to the Plan

         Subject to the provisions of Paragraph 11 (relating to changes in the Stock), the shares that may be sold pursuant to options granted pursuant to the Plan shall not exceed in the aggregate 500,000 shares of common stock of the Company, par value $0.001 ("Common Stock"). If any option granted hereunder shall lapse or be cancelled or terminated without being exercised, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. Any shares previously issued on account of the exercise of all or part of such options but which have been repurchased by the Company shall also be available for the purposes of the Plan. The Company shall not be required upon the exercise of any option, to issue or deliver any shares prior to the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation as the Company shall determine to be necessary or desirable.

5.  Option Price

         (a) The option price for each Option Share shall not be less than the fair market value of a share of the Common Stock on the date the option is granted.

         (b) Shares of the Company's Common Stock are not currently listed upon an established stock exchange or traded in the over-the-counter market. Accordingly, until such time as the shares are listed upon an established stock exchange or traded in the over-the-counter market, the fair market value of the shares shall be determined in good faith by the Board of Directors, assuming (i) the full exercise of all then outstanding options and rights to acquire Common Stock and (ii) the full conversion of all then outstanding securities convertible into Common Stock.

         (c) When and if shares of the Company's Common Stock are listed upon an established stock exchange or exchanges, the fair market value of the shares as of the date of valuation hereunder shall be deemed to be the closing price on that date of the shares on the largest such stock exchange upon which such shares are listed or if no sale of such shares shall have been made on such stock exchange on that date, on the next preceding day on which there was a sale of such shares on such stock exchange.

         (d)     When and if shares of the Company's Common Stock are

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         traded in the over-the-counter market but not on an established exchange or exchanges, the fair market value per share as of the date of valuation hereunder shall be the mean between dealer "bid" and "asked" prices of the shares as reported on that date by the National Association of Security Dealers, Inc.

6.  Term of Option.

         (a) No option may be exercisable after the expiration of ten (10) years from the date such option is granted; provided however, if, thirty (30) days prior to the expiration of an option, the Common Stock of the Company is not listed upon an established stock exchange or traded in the over-the-counter market, the Company shall, at its sole option, either extend the ten-year option term by an additional five (5) years or waive the Company's right of first refusal in paragraph 11.

         (b) Any options, which are vested at the date an optionee's employment by the Company terminates, whether with or without cause, shall terminate three months following the effective date of termination unless optionee's employment terminated by reason of (i) optionee's disability (within the meaning of the Company's long term disability plan and optionee is entitled to receive benefits thereunder); (ii) death; or (iii) retirement after the age of 60 or earlier with the consent of the Company. Notwithstanding the foregoing, the provisions of this subparagraph shall be subject to subparagraph (a) above and Paragraph 13 which may earlier terminate the option.

7.  Vesting Period for Options

         (a) The Board shall have the right to set the time or times within which each option shall be exercisable, and to accelerate the time or times of exercise. Unless the Option Agreement executed by the optionee expressly otherwise provides, the option shall be exercisable as set forth in this paragraph.

         (b) Unless the vesting schedule in subparagraph (c) below applies, stock options granted pursuant to the Plan shall vest and be exercisable as to all Option Shares at the later of (i) five (5) years from date the option was granted or (ii) 5:00 p.m. eastern time on January 1, 2003.

         (c) The following vesting schedule shall apply (retroactively and prospectively) if, prior to January 1, 2003, (i) the Company has issued stock to the public in an underwritten public offering, (ii) the Company has been acquired (whether


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         by merger or the sale of all or substantially all of the company's assets or a majority of the Company's outstanding Common Stock) or
         (iii) the Company no longer qualifies to be taxed as an "S Corporation" under Subchapter S of the Internal Revenue Code of 1986, as amended:

                 (1) The stock options granted pursuant to the Plan shall vest and be exercisable on a cumulative basis at the rate of 20% of the Option Shares per year of continuous full-time employment as described herein. If the recipient of an option granted pursuant to the Plan has been employed for at least one year at the date the option is granted, 20% of the Option Shares shall vest immediately. An additional 20% of the Option Shares shall vest each year following the date of grant, as long as the optionee is still employed full-time throughout the year and has been continuously employed throughout the year. If the recipient of an option granted pursuant to the Plan has been employed full-time for less than one year at the date the option is granted, 20% of the Option Shares shall vest at the optionee's one-year anniversary, provided the optionee was employed full-time continuously during that year. An additional 20% of the Option Shares shall vest each year thereafter on the optionee's employment anniversary date as long as the optionee is still employed full-time and has been continuously employed throughout the year.

                 (2) The vesting schedule set forth in subparagraph (c)(1) above shall not apply during any years (measured from the date of grant) when an optionee is not continuously employed full-time. During any such year, his or her stock options under the Plan shall vest and be exercisable at a rate equal to 20% of the Option Shares multiplied by the ratio of (i) the number of hours the optionee actually worked during the year to (ii) 1,896 hours.

8.  Exercise of Options

         (a) Each option may be exercisable in installments (which need not be equal) except as limited in the Option Agreement.

         (b) To the extent the right to purchase shares has accrued under a Stock Option Agreement, options may be exercised from time to time by written "Notice of Exercise" to the Company stating the number of shares being purchased and rights being exercised, accompanied by the payment in full for the shares being purchased and execution of such other documents as the

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         Company may reasonably require or as are required by the Stock Option
         Agreement. If the shares of Common Stock issuable upon exercise are not registered under the Securities Act of 1933, the Company at the time of exercise may require that the registered owner deliver an investment representation in form acceptable to the Company and its counsel.

         (c) The full purchase price of shares sold pursuant to the option shall be tendered with the Notice of Exercise and may be made (i) in cash, (ii) in shares of the outstanding Common Stock of the Company,
         (iii) only if specifically approved by the Board at the time of grant or exercise, on a deferred payment basis the terms of which will be determined by the Board, or (iv) in a combination of the methods described in (i) and (ii) and, if approved by the Board, (iii).

         (d) If shares of Common Stock are used as part or full payment upon exercise of the option, such shares shall be valued for the purpose of such exchange at fair market value as of the date of exercise of the option in accordance with the provisions of Paragraph 5(b), (c) and (d) above, but the optionee shall state in the Notice of Exercise the value which the optionee believes is appropriate. If such shares finally are valued at an amount less than that stated in the Notice of Exercise, the optionee may (i) withdraw the Notice of Exercise and the tendered payment, or (ii) pay to the Company any shortfall in such payment in cash or by a Board approved deferred payment method as provided above. Any certificates for Common Stock tendered to pay the option price shall be accompanied by stock powers duly endorsed in blank by the registered holder thereof (with the signature thereon guaranteed).

         (e) Within thirty (30) days after receipt of the Notice of Exercise, payment in full and any other required documents, the Company will deliver to the optionee (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for the shares being acquired pursuant to the exercise; provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. If optionee (or other person entitled to exercise the option) fails to accept delivery, the optionee's payment shall be returned, and the right to exercise the option with respect to such undelivered shares shall be terminated.

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9.  Restrictions on Transferability

         (a) For the purposes of the Plan, "Transfer" means (i) to sell, exchange, deliver or assign, dispose of by bequeath or gift, pledge, mortgage, hypothecate or otherwise encumber, or otherwise transfer, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, insolvency, intestacy, descent and distribution and succession) or (ii) the act of Transferring.

         (b) No option granted pursuant to the Plan and no share issued pursuant to the exercise of any such option shall or may be Transferred except as provided in the Plan, without the prior written consent of the Company.

         (c) Options granted pursuant to the Plan are nontransferable except pursuant to laws of descent and distribution.

         (d) In the event that at any time or from time to time, any options granted pursuant to the Plan or any shares issued pursuant to the exercise of any such options are Transferred to any party (other than the Company) pursuant to any provision hereof, the transferee shall take such options or shares pursuant to all provisions, conditions and covenants of the Plan, and, as a condition precedent to the Transfer of such options or shares, the transferee shall agree in writing to be bound by all provisions of the Plan as a party hereto, including, without limitation, all restrictions on Transfer.

         (e) Certificates for shares issued pursuant to the exercise of options granted pursuant to the Plan shall bear appropriate reference to the restrictions on Transfer contained in the Plan and such other restrictions as may be required under applicable securities laws.

         (f) The Company will not, nor be compelled to, recognize any Transfer of any options granted pursuant to the Plan or any shares issued pursuant to the exercise of any options granted pursuant to the Plan made other than in accordance with the terms of the Plan. Nor will the Company issue any certificate representing any shares issued pursuant to the exercise of any options granted pursuant to the Plan to any person who has received such shares in a Transfer made other than in accordance with the provisions of the Plan. No Transfer of any options granted pursuant to the Plan or any shares issued pursuant to the exercise of any options granted pursuant to the Plan in violation of the provisions of the Plan shall be valid. Options granted pursuant to the Plan shall be exercisable only by recipient and transferees to whom such

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         options have been Transferred in accordance with the provisions of the
         Plan.

         (g) Strict compliance shall be required with each and every provision of the Plan and particularly with the procedures set forth in the provisions of Paragraphs 9 and 10 hereof, it being understood and agreed that no recipient of any options granted pursuant to the Plan and no holder of shares issued pursuant to the exercise of any options granted pursuant to the Plan shall have the right or power to Transfer any of such options or shares except in strict compliance with the procedures set forth in the provisions of Paragraphs 9 and 10 hereof. The parties hereto agree that such options and shares are unique, that failure to perform the obligations provided by the Plan shall result in irreparable damage and that specific performance of these obligations may be obtained by suit in equity.

10. Right of First Refusal by Company

         (a) Prior to Transferring any shares issued pursuant to the exercise of options granted pursuant to the Plan, the holder of such shares or the personal representative of the estate of the holder, if deceased, ("Offeror") shall first offer to sell such shares (the "Offered Shares") to the Company pursuant to this paragraph by giving written notice of the proposed Transfer to the Secretary of the Company. Such notice shall designate the proposed transferee, the number of Offered Shares, the proposed purchase price and the address of the Offeror.

         (b) For a period of sixty (60) days from its receipt of such notice, the Corporation shall have the first right and option to accept the offer with respect to all, but not less than all, of the Offered Shares at a price equal to the lower of the fair market value of the Offered Shares as determined in good faith by the Board of Directors or the proposed purchase price. Upon written notification by the Corporation to the Offeror of such acceptance by the Corporation, prior to 5:00 p.m. EST on the last day of such sixty-day period, the Offeror shall be bound to sell all of the Offered Shares to the Corporation at such price.

         (c) If the Corporation accepts the offer to purchase the Offered Shares, the closing on the purchase shall occur no later than thirty
         (30) days after the date that the Corporation gives the Offeror notice thereof. At the closing of the sale of the Offered Shares to the Corporation, the Offeror shall deliver to the Corporation all certificates


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         evidencing the ownership of the Offered Shares, duly endorsed in blank. The Corporation shall pay to the Offeror at the closing the purchase price in cash, notes providing for principal payments amortized over not more than five (5) years with interest at the applicable federal rate as determined under section 1274 of the Internal Revenue Code, or a combination thereof.

         (d) Should the Offeror fail to deliver to the Corporation the certificates at closing as aforesaid, the Offeror hereby appoints the Secretary of the Corporation to act as his or her attorney-in-fact in regard to all matters relating to the transfer of the Offered Shares, including placing the funds to be used for the purchase in a separate bank account on the Offeror's behalf, and authorizes the Secretary of the Corporation to make such entries upon the corporate records to reflect the transfer of the Offered Shares to the Corporation as if the Offered Shares had been tendered and duly endorsed as provided herein.

         (e) If the Corporation shall not accept the offer to purchase the Offered Shares within the sixty-day period referenced in (b), above, then the Offeror shall be free to carry out the proposed Transfer to the transferee specified in the notice from the Offeror, but only if the sale is fully consummated within a period of thirty (30) days, commencing on the earlier to occur of (i) the Corporation's express refusal to purchase the Offered Shares, or (ii) the expiration of such sixty-day period. If the Offeror does not carry out the proposed Transfer within this thirty-day period but wishes to make a later Transfer, the Offeror shall again comply with the terms of this paragraph.

         (f) This paragraph shall become inapplicable if the stock of the Company is publicly traded in a stock exchange or in the over-the-counter market.

11. Effect of Changes in Common Stock

         If the Company shall combine, subdivide or reclassify the shares of Common Stock which have been or may be optioned, or shall declare thereon any dividend payable in shares of Common Stock, or shall reclassify or take any other action of a similar nature affecting the Common Stock, then the number and class of shares of stock which may thereafter be optioned (in the aggregate and to any recipient) shall be adjusted accordingly and, in the case of options outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such options and the


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         option price per share shall be adjusted to such extent as the Board may determine is necessary to preserve unimpaired the rights of the recipients; provided, however, that any options to purchase fractional shares resulting from any such adjustment shall be eliminated. Each and every such determination by the Board shall be conclusive and binding upon such recipient.

12. Reorganization

         (a) If the Company shall at any time merge or consolidate with or into another corporation and (1) the Company is not with the surviving entity or (2) the Company is the surviving entity and the shareholders of the Company's Common Stock are required to exchange their shares for property and/or securities, the holder of each option will thereafter receive, upon the exercise thereof, the securities and/or property to which a holder of the number of shares of Common Stock then deliverable upon the exercise of such option would have been entitled upon such merger or consolidation, and the Company shall take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of the Plan shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of such option; provided, however, that under no circumstances shall any option exercise date be accelerated in contemplation of such action.
         A sale of all or substantially all the assets of the Company for consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes. Notwithstanding the foregoing purposes, the provisions of this paragraph shall be subject to paragraph 6.

         (b) The surviving entity following any reorganization may at any time, in its sole discretion, tender substitute options as it may deem appropriate. However, in no event may the substitute options entitle the optionee to any fewer shares (or at any greater aggregate price) or any less other property than the optionee would be entitled to under the immediately preceding paragraph upon an exercise of the options held prior to the substitution of the new option.

13. Dissolution of Issuer

         In the event of the proposed dissolution or liquidation of the Company, the options granted hereunder shall terminate as of a date to be fixed by the Board, provided that not less than thirty (30) days' prior written notice of the date so fixed


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         shall be given to the optionee, and the optionee shall have the right, during the period of thirty (30) days preceding such termination, to exercise his option. Notwithstanding the foregoing, the provisions of this paragraph shall be subject to paragraph 6.

14. Rights as a Stockholder or Employee.

         (a) An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares of Common Stock covered by the optionee's option until the date of the issuance of a stock certificate to the optionee for such shares. No adjustment shall be made for dividends (ordinary or extraordinary whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in paragraph 11 hereof.

         (b) Nothing in the Plan or an option granted hereunder shall govern the employment rights and duties between the optionee and the Company. Neither the Plan, nor any grant or exercise pursuant thereto, shall constitute an employment agreement among such parties. Nothing in the Plan or in any options granted hereunder shall confer upon any employee any right to continue in the employ of the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate such employee's employment at any time.

15. Withholding of Tax.

         If any governmental entity requires that a tax be paid with respect to the exercise of an option or any distribution under the Plan, the amount of that tax may be withheld from salary and other amounts otherwise payable to the optionee and paid over by the Company to such governmental authority for the account of the optionee. Alternatively, the Company may require the option holder or other person exercising the option or receiving the distribution to pay such sums directly to the Company.

16. Alternation, Termination, Discontinuance, Suspension or
    Amendment

         The Board reserves the right to alter, terminate, discontinue, suspend or amend the Plan upon at least thirty (30) days advance written notice to all the recipients. The Board may not, however, alter or impair any option previously granted to the recipients under the Plan without their consent.




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17. Compliance with Laws and Regulations

         No option shall be granted or exercised if the grant of such option, or the exercise and the issuance of shares pursuant thereto, would be contrary to the laws or regulations of any duly constituted authority having jurisdiction.

18. Effective Date of the Plan

         (a)     The effective date of the Plan is January 1, 1996.

         (b) The Plan shall terminate on January 1, 2006; but the Board of Directors may terminate the Plan at any time prior to ten (10) years from the effective date of the Plan.

         (c) Termination of the Plan shall not alter or impair, without the consent of the optionee, any of the rights or obligations and any option theretofore granted under the Plan.


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